Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
Rentech WP U.S. Inc., et al.,[1]	:	Case No. 17-12958 (CSS)
:
Debtors.	:	(Jointly Administered)
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NOTICE OF FINAL ORDER ESTABLISHING NOTICE AND HEARING

PROCEDURES FOR TRADING OF RENTECH EQUITY SECURITIES

TO ALL HOLDERS OF EQUITY INTERESTS IN RENTECH, INC.:

PLEASE TAKE NOTICE THAT on December 19, 2017 (the “Petition Date”), the above-captioned debtors and debtors-in-possession (the “Debtors”) commenced cases under chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). Subject to certain exceptions, Bankruptcy Code Section 362 operates as a stay of any act to obtain possession of property of the Debtors’ estates or of property from the Debtors’ estates or to exercise control over property of the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE THAT on the Petition Date, the Debtors filed a motion seeking entry of an order pursuant to Bankruptcy Code Sections 105, 362, and 541 establishing notification and hearing procedures for trading of Rentech, Inc. (“Rentech”) equity securities (the “Motion”).

PLEASE TAKE FURTHER NOTICE THAT on January 29, 2018, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered a final order establishing notification and hearing procedures for trading of Rentech equity securities [Docket No. 178] (the “Final Order”), thereby approving the procedures set forth below in order to preserve the Debtors’ Tax Attributes (as defined in the Motion).

PLEASE TAKE FURTHER NOTICE THAT, pursuant to the Final Order, the following procedures shall apply to holding and trading of Rentech equity securities:

a.

Any purchase, sale, or other transfer of equity securities of Rentech in violation of the procedures set forth herein (including the notice requirements set forth herein and in the Final Order) shall be null and void ab initio as an act in violation of the automatic stay under Bankruptcy Code Sections 362 and 105(a).

b.	To the extent they have not already done so, any person or entity (as defined in Treasury Regulations Section 1.382-3(a)(l)) who currently is or becomes a

1       The Debtors, together with the last four digits of each Debtor’s U.S. federal tax identification number, are Rentech WP U.S. Inc. (7863) and Rentech, Inc. (7421). The address for the Debtors is 10880 Wilshire Boulevard, Suite 1101, Los Angeles, CA 90024.

Substantial Shareholder (as defined in Paragraph (f) below) shall file with the Court, and serve on Debtors’ counsel, (i) Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, California 90071-1560, (Attn: Peter M. Gilhuly, Esq.; e-mail: Peter.Gilhuly@lw.com; facsimile: (213) 891-8763), and (ii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801, (Attn: Michael R. Nestor, Esq.; e-mail: mnestor@ycst.com; facsimile: (302) 571-1253), a notice of such status, in the form of Exhibit 1 attached to the Final Order (the “Substantial Ownership Notice”), on or before the later of (i) twenty (20) calendar days after service of this Notice and (ii) fourteen (14) calendar days after becoming a Substantial Shareholder. When filing the Substantial Ownership Notice with the Court (but not when serving such notice to the Debtors’ counsel), the Substantial Shareholder may redact the number of shares of Rentech stock that the Substantial Shareholder beneficially owns.

c.

At least fourteen (14) calendar days prior to effectuating any transfer of equity securities (including Options to acquire such securities, as defined in Paragraph (f) below) that would result in an increase in the amount of Stock (as defined in Paragraph (f) below) beneficially owned by a Substantial Shareholder (as defined in Paragraph (f) below) or would result in a person or entity becoming a Substantial Shareholder, such Substantial Shareholder (or person or entity that may become a Substantial Shareholder) shall file with the Court, and serve on counsel to the Debtors, advance written notice, in the form of Exhibit 2 attached to the Final Order, of the intended transfer of equity securities (the “Equity Acquisition Notice”). When filing the Equity Acquisition Notice with the Court (but not when serving such notice to the Debtors’ counsel), the Substantial Shareholder may redact the number of shares of Rentech stock that the Substantial Shareholder beneficially owns, the amount of additional shares or options they propose to purchase or acquire, and the number of shares or options they will beneficially own after such transfer becomes effective.

d.

At least fourteen (14) calendar days prior to effectuating any transfer of equity securities (including Options to acquire such securities, as defined in Paragraph (f) below) that would result in a decrease in the amount of Stock (as defined in Paragraph (f) below) beneficially owned by a Substantial Shareholder (as defined in Paragraph (f) below) or would result in a person or entity ceasing to be a Substantial Shareholder, such Substantial Shareholder shall file with the Court, and serve on counsel to the Debtors, advance written notice, in the form of Exhibit 3 attached to the Final Order (the “Equity Disposition Notice”), of the intended transfer of equity securities (the Equity Acquisition Notice and the Equity Disposition Notice, each a “Notice of Proposed Transfer”). When filing the Equity Disposition Notice with the Court (but not when serving such notice to the Debtors’ counsel), the Substantial Shareholder may redact the number of shares of Rentech stock that the Substantial Shareholder beneficially owns, the amount of shares or options they propose to sell, trade or otherwise transfer, and the number of shares or options they will beneficially own after such transfer becomes effective.

e.

The Debtors shall have seven (7) calendar days after receipt of a Notice of Proposed Transfer to file with the Court and serve on such Substantial Shareholder (as defined in Paragraph (f) below) (or person or entity that may become a Substantial Shareholder) an objection to any proposed transfer of equity securities described in the Notice of Proposed Transfer on the grounds that such transfer may adversely affect the Debtors’ ability to utilize their Tax Attributes. If the Debtors file an objection, such transaction will not be effective unless approved by a final and non-appealable order of the Court. If the Debtors do not object within such 7-day period, such transaction may proceed solely as set forth in the Notice of Proposed Transfer. Further transactions within the scope of this Paragraph (e) must be the subject of additional notices as set forth herein, with an additional 7-day waiting period.

f.

For purposes of these procedures, (A) a “Substantial Shareholder” is any person or entity (as defined in Treasury Regulations Section 1.382-3(a)) which beneficially owns at least 4.5% of all issued and outstanding shares (equal to, as of the Petition Date, approximately 1,048,500 shares) of the common stock of Rentech (the “Stock”), and (B) “beneficial ownership” (or any variation thereof of the Stock and Options to acquire the Stock) shall be determined in accordance with applicable rules under Section 382, Treasury Regulations promulgated thereunder, and rulings issued by the IRS, and thus, to the extent provided therein, from time to time shall include, without limitation, (i) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries); (ii) ownership by the holder’s family members and persons acting in concert with the holder to make a coordinated acquisition of stock; and (iii) ownership of an Option to acquire the Stock, but only to the extent such Option is treated as exercised under Treasury Regulations Section 1.382-4(d). An “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE THAT, upon the request of any person, counsel to the Debtors, (i) Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, California 90071-1560 (Attn: Peter M. Gilhuly, Esq.; Peter.Gilhuly@lw.com), and (ii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Michael R. Nestor, Esq.; mnestor@ycst.com), will provide a form of each of the required notices described above.

PLEASE TAKE FURTHER NOTICE THAT a copy of the Final Order may be obtained free of charge online at https://cases.primeclerk.com/rentech.

FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THIS NOTICE SHALL CONSTITUTE A VIOLATION OF, AMONG OTHER THINGS, THE AUTOMATIC STAY PRESCRIBED BY BANKRUPTCY CODE SECTION 362.

ANY PROHIBITED PURCHASE, ACQUISITION, ACCUMULATION, SALE, TRADE OR OTHER TRANSFER OF RENTECH EQUITY SECURITIES IN VIOLATION OF THE FINAL ORDER SHALL BE NULL AND VOID AB INITIO AND MAY BE PUNISHED BY CONTEMPT OR OTHER SANCTIONS IMPOSED BY THE COURT.

PLEASE TAKE FURTHER NOTICE THAT the requirements set forth in this Notice are in addition to the requirements of applicable securities, corporate, and other laws, and do not excuse compliance therewith.

Dated: January 29, 2018	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Wilmington, Delaware
/s/ Michael R. Nestor
Michael R. Nestor (No. 3526)
Matthew B. Lunn (No. 4119)
Rodney Square
1000 North King Street
Wilmington, DE 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
E-mail: mnestor@ycst.com mlunn@ycst.com

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Peter M. Gilhuly (admitted pro hac vice) Kimberly A. Posin (admitted pro hac vice)
Adam E. Malatesta (admitted pro hac vice)
LATHAM & WATKINS LLP 355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
Telephone: (213) 485-1234
Facsimile: (213) 891-8763
E-mail: Peter.Gilhuly@lw.com
Kim.Posin@lw.com
Adam.Malatesta@lw.com

Counsel for Debtors and Debtors-in-Possession

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